As filed with the Securities and Exchange Commission on November 16, 2005
Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933

OSI PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	13-3159796

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

58 South Service Road, Suite 110
Melville, NY	11747

(Address of principal executive offices)	(Zip Code)

OSI PHARMACEUTICALS, INC. STOCK INCENTIVE PLAN FOR PRE-MERGER
EMPLOYEES OF EYETECH PHARMACEUTICALS, INC.
OSI PHARMACEUTICALS, INC. STOCK PLAN FOR ASSUMED OPTIONS OF
PRE-MERGER EMPLOYEES OF EYETECH PHARMACEUTICALS, INC.
OSI PHARMACEUTICALS, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN
(Full title of the plans)

MICHAEL G. ATIEH
Executive Vice President and Chief Financial Officer
OSI Pharmaceuticals, Inc.
58 South Service Road, Suite 110
Melville, New York 11747
(631) 962-2000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
SPENCER W. FRANCK, JR., ESQUIRE
Saul Ewing LLP
1200 Liberty Ridge Drive, Suite 200
Wayne, Pennsylvania 19087
(610) 251-5082
CALCULATION OF REGISTRATION FEE

			Proposed
			Maximum
			Offering	Proposed Maximum
Title of Securities	Amount to be		Price Per	Aggregate Offering	Amount of Registration
to be Registered	Registered (1)		Share	Price	Fee (5)
Common Stock, Par Value $.01 Per Share	3,084,819	(2)	$25.62	$79,033,062.78	$9,302.19
	14,774	(3)	$2.77	$40,923.98	$4.82
	24,672	(3)	$2.94	$72,535.68	$8.54
	30,563	(3)	$5.93	$181,238.59	$21.33
	45,890	(3)	$7.13	$327,195.70	$38.51
	36,872	(3)	$20.37	$751,082.64	$88.40
	12,410	(3)	$28.52	$353,933.20	$41.66
	33,600	(4)	$28.70	$964,320.00	$113.50
	8,600	(4)	$32.99	$283,714.00	$33.39
	8,250	(4)	$41.77	$344,602.50	$40.56
	5,600	(4)	$39.53	$221,368.00	$26.06
	543,950	(4)	$38.01	$20,675,539.50	$2,433.51

	3,850,000		$274.28	$103,249,516.60	$12,152.47 (6)

(1)	In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Represents (i) 800,000 shares issuable under the Stock Incentive Plan for Pre-Merger Employees of Eyetech Pharmaceuticals, Inc. (the “Stock Incentive Plan”); (ii) 84,819 shares issuable under the Stock Plan for Assumed Options of Pre-Merger Employees of Eyetech Pharmaceuticals, Inc. (the “Assumed Plan”); and (iii) 2,200,000 additional shares issuable under the Amended and Restated Stock Incentive Plan (the “Amended Plan”) (Pursuant to Registration No. 333-91118, 4,000,000 shares were previously registered under the Amended Plan.).

(3)	Represents shares issuable upon the exercise of options granted under the Assumed Plan.

(4)	Represents shares issuable upon the exercise of options granted under the Amended Plan.

(5)	The registration fee has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon, in the case of options previously granted, the stated exercise price of such options, and, in the case of shares still available for grant, based upon $25.62, the average of the reported high and low sale prices of shares of the Registrant’s common stock on November 14, 2005.

(6)	Represents the Proposed Maximum Aggregate Offering Price multiplied by $.00011770.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     Not required to be filed.
Item 2. Registrant Information and Employee Plan Annual Information.
     Not required to be filed.
     Note: The information called for by Part I of this registration statement on Form S-8 will be delivered to eligible persons as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended.
PART II
Item 3. Incorporation of Documents by Reference.
     The documents listed in clauses 1 through 6 below (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) are incorporated herein by this reference thereto, and all documents subsequently filed (other than filings or portions of filings that are furnished, under applicable SEC rules, rather than filed) by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by this reference in this registration statement and to be a part hereof from the date of filing of such documents:
1.	Annual report on Form 10-K for the fiscal year ended September 30, 2004, filed with the SEC on December 14, 2004, as amended on January 18, 2005;

2.	Current reports on Form 8-K, filed with the SEC on October 21, 2004, November 4, 2004, November 19, 2004 as amended on November 24, 2004, November 24, 2004, December 2, 2004, December 16, 2004, January 27, 2005, February 8, 2005, February 11, 2005, March 8, 2005, March 21, 2005, March 30, 2005, April 5, 2005, April 12, 2005, April 20, 2005, April 22, 2005, May 6, 2005, May 16, 2005, May 25, 2005, June 17, 2005, July 12, 2005, August 2, 2005, August 19, 2005, August 22, 2005, September 2, 2005, September 26, 2005, October 11, 2005, October 13, 2005, October 20, 2005, October 31, 2005, November 3, 2005, November 9, 2005, November 10, 2005, November 14, 2005, November 15, 2005, and November 16, 2005;

3.	Transition report on Form 10-QT for the period ended December 31, 2004, filed with the SEC on February 9, 2005;

4.	Quarterly reports on Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005, for the quarter ended June 30, 2005, filed with the SEC on August 9, 2005, and for the quarter ended September 30, 2005, filed with the SEC on November 9, 2005;

5.	Proxy statement, dated February 2, 2005, for the Registrant’s 2005 annual meeting of stockholders, filed with the SEC on January 28, 2005; and

6.	The description of the Registrant’s common stock contained in the registration statement filed by the Registrant to register such securities under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving such enterprise at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.
     The Registrant’s Certificate of Incorporation provides that the Registrant shall, to the fullest extent authorized by the General Corporation Law of Delaware, indemnify any person, or the legal representative of any person, who is or was a director, officer, employee or agent of the Registrant or another enterprise if said person served such enterprise at the request of the Registrant. The Certificate of Incorporation also provides that any amendment to the General Corporation Law of Delaware shall only be applicable to the extent any such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment. The Certificate of Incorporation further provides that in the case of an action, suit or proceeding initiated by the indemnified person, the Registrant shall indemnify the person only if such action, suit or proceeding was authorized by the Registrant’s Board of Directors. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to itself or its stockholders for monetary damages for breach of fiduciary duty except under certain specified circumstances. The Certificate of

Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability with respect to which the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware. The Registrant maintains an insurance policy insuring its directors and officers against certain liabilities.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     The following is a list of exhibits filed as part of the registration statement:
4.1	Stock Incentive Plan for Pre-Merger Employees of Eyetech Pharmaceuticals, Inc.

4.2	Stock Plan for Assumed Options of Pre-Merger Employees of Eyetech Pharmaceuticals, Inc.

4.3	Amended and Restated Stock Incentive Plan.

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.2	Consent of Saul Ewing LLP (contained in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page of the registration statement).
Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;
     (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Melville, State of New York, on November 16, 2005.

OSI PHARMACEUTICALS, INC.

By:	/s/ COLIN GODDARD, PH.D.

Colin Goddard, Ph.D.
Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby makes, constitutes and appoints Colin Goddard, Ph.D. and Michael G. Atieh and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT A. INGRAM	Chairman of the Board	November 16, 2005
Robert A. Ingram

/s/ COLIN GODDARD, PH.D.	Director and	November 16, 2005
Colin Goddard, Ph.D.	Chief Executive Officer
(principal executive officer)

/s/ MICHAEL G. ATIEH	Executive Vice President and	November 16, 2005
Michael G. Atieh	Chief Financial Officer
(principal financial officer and
principal accounting officer)

Signature	Title	Date

/s/ G. MORGAN BROWNE	Director	November 16, 2005
G. Morgan Browne

/s/ DARYL K. GRANNER, M.D.	Director	November 16, 2005
Daryl K. Granner, M.D.

/s/ WALTER M. LOVENBERG, PH.D.	Director	November 16, 2005
Walter M. Lovenberg, Ph.D.

/s/ VIREN MEHTA	Director	November 16, 2005
Viren Mehta

/s/ HERBERT PINEDO, M.D., PH.D.	Director	November 16, 2005
Herbert Pinedo, M.D., Ph.D.

/s/ SIR MARK RICHMOND, PH.D.	Director	November 16, 2005
Sir Mark Richmond, Ph.D.

/s/ KATHARINE B. STEVENSON	Director	November 16, 2005
Katharine B. Stevenson

/s/ JOHN P. WHITE, ESQUIRE	Director	November 16, 2005
John P. White, Esquire

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Stock Incentive Plan for Pre-Merger Employees of Eyetech Pharmaceuticals, Inc.

4.2	Stock Plan for Assumed Options of Pre-Merger Employees of Eyetech Pharmaceuticals, Inc.

4.3	Amended and Restated Stock Incentive Plan.

5.1	Opinion of Saul Ewing LLP.

23.1	Consent of Independent Registered Public Accounting Firm — KPMG LLP.

23.2	Consent of Saul Ewing LLP (contained in Exhibit No. 5.1).

24.1	Power of Attorney (included on signature page of the registration statement).